                                                                                    Exhibit 10.3

VOTING AGREEMENT

VOTING AGREEMENT, dated as of February 15, 2007 (this "Agreement"), by and among Millennium Cell Inc., a Delaware corporation, with headquarters located at One Industrial Way West, Eatontown, New Jersey 07724 (the "Company"), and the stockholders listed on the signature pages hereto under the heading "Stockholders" (each a "Stockholder" and collectively, the "Stockholders").

WHEREAS, the Company and certain investors (each, a "Buyer", and collectively, the "Buyers") have entered into a Securities Purchase Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), pursuant to which, among other things, the Company has agreed to issue and sell to the Buyers and the Buyers have, severally but not jointly, agreed to purchase (i) convertible debentures of the Company (the "Debentures"), which will, among other things, be convertible into the Company's common stock, $.001 par value per share (the "Common Stock") and (ii) warrants ("Warrants"), which will be exercisable to purchase shares of Common Stock. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement.

WHEREAS, as of the date hereof, (i) each Stockholder owns the number of shares of Common Stock set forth below such Stockholder’s name on the signature page hereto and (ii) each Stockholder owns options (the "Options") to purchase the number of shares of Common Stock set forth below such Stockholder’s name on the signature page hereto (the "Option Shares").

WHEREAS, as of the date hereof, the Stockholders own collectively __________ shares of Common Stock, which represent in the aggregate approximately ___% of the total issued and outstanding capital stock of the Company; and

WHEREAS, as a condition to the obligation of the Buyers to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the "Transaction"), the Buyers have required that each Stockholder agree, and in order to induce the Buyers to enter into the Securities Purchase Agreement, the Company has agreed to use its reasonable best efforts to cause the Stockholders to enter into this Agreement and each Stockholder, by executing this Agreement, is agreeing to enter into this Agreement with respect to all the Common Stock now owned and which may hereafter be acquired by the Stockholder (including, without limitation, the Option Shares acquired upon exercise of the Options, and any other securities, if any, which Stockholder is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of the stockholders of the Company (the "Other Securities")).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDER

SECTION 1.01. Voting Agreement. Each Stockholder hereby agrees that at any special or annual meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, in each case for the purpose of obtaining the Stockholder Approval (as defined in the Securities Purchase Agreement) as described in Section 4(p) of the Securities Purchase Agreement, each of the Stockholders shall vote the Common Stock owned by the Stockholder, any Option Shares (to the extent any Options have been exercised) and any Other Securities (a) in favor of the Stockholder Approval and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Securities Purchase Agreement or which could result in any of the conditions to the Company's obligations under the Securities Purchase Agreement not being fulfilled. The obligations of the Stockholder under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approval.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

Each Stockholder hereby represents and warrants, severally but not jointly, to the Company and each of the Buyers as follows:

SECTION 2.01. Authority Relative to this Agreement. Each Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.

SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to any Stockholder or by which the Common Stock, Options, or any Other Securities currently owned by such Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Common Stock, Options or any Other Securities currently owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder is bound or the Common Stock or Other Securities owned by such Stockholder are bound.

(b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Stockholder.

SECTION 2.03. Title to the Stock. As of the date hereof, (a) each Stockholder is the owner of the number of shares of Common Stock set forth below such Stockholder’s name on the signature page hereto and (b) each Stockholder owns Options to purchase the Option Shares. As of the date hereof, each Stockholder is entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, the shares of Common Stock owned by him and the Other Securities that such Stockholder has been granted to vote. Such Common Stock and the Options are all the securities of the Company owned, either of record or beneficially, by such Stockholder. Such Common Stock is owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. No Stockholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Other Securities owned by such Stockholder.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Further Assurances. Each Stockholder shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 3.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Buyer (without being joined by any other Buyer) shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity. Any Buyer shall be entitled to its reasonable attorneys' fees in any action brought to enforce this Agreement in which it is the prevailing party.

SECTION 3.03. Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholder with respect to the subject matter hereof.

SECTION 3.04. Amendment. This Agreement may not be amended except (i) by an instrument in writing signed by the parties hereto and (ii) with the written consent the Buyers.

SECTION 3.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 3.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and each Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 3.07. Third-Party Beneficiaries. The Buyers shall be intended third party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall be entitled to enforce the provisions hereof.

SECTION 3.08. Termination. This Agreement shall terminate immediately following the occurrence of the Stockholder Approval or upon the mutual consent of each Stockholder and the Buyers.

SECTION 3.09. Stockholder Capacity; No Limitations on Actions of Stockholder as Director. No person executing this Agreement who is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each Stockholder signs solely in his or her individual capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s shares of Common Stock, Options and Other Securities. Accordingly, nothing in this Agreement is intended or shall be construed to require such Stockholder, in such Stockholder’s capacity as a director of the Company, to fail to act in accordance with the Stockholder’s fiduciary duties in his or her capacity as a director.

IN WITNESS WHEREOF, each Stockholder and the Company has duly executed this Agreement as of the date first written above.
THE COMPANY: MILLENNIUM CELL INC. By:________________________ Name: Title: Address:

IN WITNESS WHEREOF, each Stockholder and the Company has duly executed this Agreement as of the date first written above.
STOCKHOLDER: ________________________________ [ ] Address: As of the date hereof, owner of: ______________Shares of Common Stock Options to Purchase ______Shares of Common Stock